Rappaport, Steele & Company, P.C.
                          Certified Public Accountants


  600 Third Avenue - 14th Floor          1451 West Cypress Creek Road, Suite 300
    New York, New York  10016                  Fort Lauderdale, Florida 33309
            212-557-7100                               954-491-0203
       Facsimile 212-557-7115                     Facsimile 954-491-9059

                        9770 Baymeadows Road -Suite 133
                          Jacksonville, Florida 32256
                           904-642-6600/800-874-4409
                             Facsimile 904-646-0102


February 26, 2001

Securities and Exchange Commission
Mail Stop 0409
450 Fifth Street, NW
Washington, D.C. 20549

Re: Homes For America Holdings, Inc. Form 10-SB

To Whom It May Concern:

Homes For America Holdings, Inc. has provided Rappaport, Steele & Company, P.C. with a copy of the disclosure it is making in response to Item 304 of Regulation S-B. The firm agrees with the Company's disclosure in its entirety.

Rappaport, Steele and Company, P.C. was the independent accountant and auditors with respect to Homes For America Holdings' financial statements for the two fiscal years ended December 31, 1996 and 1997. In December 1998, the Company's Board of Directors determined that it would be in their best interests to dismiss Rappaport, Steele and Company P.C. The firm was dismissed on December 12, 1998.

The replacement of Rappaport, Steele & Company, P.C. by Lazar, Levine and Felix, LLP was not the result of any disagreement with Homes For America Holdings on any matter of accounting principles or practice, financial statement disclosure or auditing scope, procedure or any other matter. Moreover, no report issued by Rappaport, Steele & Company, P.C. contained any adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.


Very truly yours,


RAPPAPORT, STEELE & COMPANY, P.C.

/s/ Joel Rappaport
--------------------
Joel Rappaport


                              Exhibit 16 - Page 1